UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	72870	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 21, 2005, the Audit Committee of Sonic Solutions (the “Company”) approved the engagement of the accounting firm of BDO Seidman, LLP (“BDO Seidman”) as its independent registered public accounting firm as of July 21, 2005. In connection with its choice of BDO Seidman, the Audit Committee terminated KPMG LLP (“KPMG”), who had been the Company’s independent registered public accounting firm prior to July 21, 2005 (date of termination).

The audit reports of KPMG on the Company’s financial statements for the fiscal years ended March 31, 2004 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principle, except that KPMG’s report indicates that the Company did not maintain effective internal controls over financial reporting as of March 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that indicates that the following material weaknesses were identified and included in management’s assessment:

•	The Company did not maintain sufficient personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles (GAAP) commensurate with its financial reporting requirements.

•	The Company did not maintain adequate controls to ensure appropriate execution of its integration plan to merge the accounting and financial reporting processes of the Roxio CSD into the Company’s existing processes.

•	The Company did not maintain sufficient qualified personnel in its human resources and payroll functions.

•	The Company did not maintain adequate controls over accounting for the existence and valuation of fixed assets.

•	The Company did not maintain adequate controls over spreadsheets used in its financial reporting process.

Company management reported to the Audit Committee the identification of the material weaknesses identified in its assessment, and KPMG discussed the material weaknesses with the Audit Committee. For additional information, see Items 8 and 9A of the 2005 Annual Report. The Company has authorized KPMG to respond fully to the inquiries of BDO Seidman concerning the subject matter of the material weaknesses.

In connection with the audits of the two fiscal years ended March 31, 2004 and 2005, and the subsequent interim period through July 21, 2005 (the Relevant Period), there were (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their reports on the financial statements for such periods to the subject matter of the disagreement, and (2) no reportable events, except that KPMG advised the Company of the material weaknesses described in paragraph 2 of this Item 4.01.

KPMG has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter is included as exhibit 16.1 to this Report on Form 8-K.

In connection with the engagement of BDO Seidman, during the Relevant Period, the Company did not consult with BDO Seidman on the application of accounting principles to a specified transaction, either completed or proposed; on the type of audit opinion that might be rendered on the Company’s financial statements; or on any matter that was the subject of a disagreement with BDO Seidman or a reportable event. During the Relevant Period, the Company did not receive either written or oral advice from BDO Seidman that was an important factor in reaching a decision as to any accounting, auditing or financial reporting issue.

On July 26, 2005, the Company issued a Press Release announcing the change in Auditors. A copy of the release is included as exhibit 99.1 to this Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter re Change in Certifying Accountant

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated July 26, 2005

SONIC SOLUTIONS

/s/ Robert J. Doris
Robert J. Doris
Chairman of the Board and Chief Executive Officer